UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 7, 2007
Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 583-3774
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(b)           On February 7, 2007, the Board of Directors of the Company approved an amendment and restatement of the Company’s Articles of Incorporation to include in one document the original Articles containing all prior amendments and the following amendments:  (i) deletion of the Designation of Rights and Preferences of Series A Junior Participating Preferred Stock, 60,000 shares of which were reserved for issuance under the Shareholder Rights Plan that expired in April 2006; (ii) deletion of the Designation of Rights and Preferences of Series B Convertible Preferred Stock (the “Series B Stock”), all 1,575 shares of which were redeemed and converted in May 2006; (iii) amendment of Article V to reduce the number of authorized shares of Preferred Stock to reflect the retirement (and unavailability for reissuance) of the redeemed and converted Series B Stock; and (iv) amendment of Article VII to update the address of the Company’s registered agent.

A copy of the Amended and Restated Articles is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.                                       Financial Statements and Exhibits.

(d)                               Exhibits.

3.1 – Amended and Restated Articles of Incorporation of Poniard Pharmaceuticals, Inc. (effective February 7, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: February 8, 2007	By:	/s/Anna L. Wight
Name: Anna L. Wight
Title: Vice President-Legal

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Poniard Pharmaceuticals, Inc. (effective February 7, 2007)